REGISTRATION NO. 333-93521
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment Number 5
To
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROGOLFTOURNAMENTS.COM
(Exact name of registrant as specified in its charter
Nevada		                            0273 	                       98-0215222
(State or other jurisdiction of (Primary Standard Industrial   (IRS Employer
incorporation or organization)  Classification Code Number)    identification
	                                                              No.)

3266 Yonge Street, Suite 1208, Toronto, Ontario M4N 3P6,
CANADA (416) 962-4508
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Agent for Service:					                  	With a Copy to:
Michael Levine, Vice-President			     Christopher J. Moran, Jr.
Progolftournaments.com						          Attorney at Law
63 St. Clair Avenue West, Suite 1704 	4625 Clary Lakes Drive
(416) 962-4508						                  Roswell, GA 30075
                                      770-518-9542    770-518-9640
                                      fax
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration statement.

 If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration statement number of the earlier effective
Registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration statement number of the earlier effective Registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration statement number of the earlier effective Registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each   Amount        Proposed         Proposed          Amount of
class of        to be         Maximum          Maximum        Registration
securities to   registered    offering price   Aggregate               Fee
be registered                 per unit         Offering price

Common stock    7485300       0.025 per share  187,132.50            52.40
                shares



No exchange or over-the-counter market exists for Progolftournaments.com common stock. The most recent price paid for Progolftournaments.com common stock from one investor to another was $0.025 per share. Progolftournaments.com believes this transaction supports a bona fide estimate of $0.025 per share as the maximum offering price solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act.

The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.


SUBJECT TO COMPLETION
Prospectus
____________, 2000
Progolftournaments.com
3266 Yonge Street, Suite 1208
Toronto, Ontario M4N 3P6, CANADA
(416) 962-4508

7,485,300 Shares of Common Stock to be sold by current shareholders at a price of $0.025 per share. The price per share was arbitrarily determined by management and bears no relationship to book value or other methods of valuing stock.

This is a first offering of common stock by selling shareholders of Progolftournaments.com.. Only current shareholders are able to sell shares if they wish and no shares are being sold by Progolftournaments.com. The shares of Progolftournaments.com. are not listed nor will they be listed on any securities exchange, the NASDAQ Stock Market or the NASD OTC Bulletin Board. None of the monies received from the sale of stock in this offering will go to Progolftournaments.com.

This Prospectus is part of a registration statement that permits some shareholders to sell their shares when this Prospectus is declared effective. Progolftournaments.com will keep the registration statement, of which this prospectus forms a part, current for a six month period ending
*****, 2001.   These securities will be sold at $0.025 per share.  This
price per share was arrived at arbitrarily and is based partly on the most recent sale of Progolftournaments.com common stock from one shareholder to another at a price of $0.025 per share.

This investment involves a high degree of risk.
See "Risk Factors" beginning on page 1

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of
this Prospectus.   Nor have they made, nor will they make, any determination
as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.
You should rely only on the information contained in this document. No one has been authorized by Progolftournaments.com to provide you with information that is different.


TABLE OF CONTENTS

Summary of Offering		           						1

Risk Factors				                 					2

Use of Proceeds				           	  				14

Determination of Offering Price						14
Dilution				                   						14

Selling Shareholders					         			14

Plan of Distribution					         			18

Description of Capital Stock		  					18
Description of Business								      19

Description of Property		      						25

Legal Proceedings 		           						25

Market Price of and Dividends on Capital Stock and Related Stockholder
Matters	                             25

Financial Statements		         						27

Selected Financial Data		       					41

Management's Discussion and Analysis of Financial Condition
and Results of Operations			     				42

Changes in and Disagreements with Accountants
                                     44

Directors and Executive Officers					44

Executive Compensation 		      						46

Security Ownership of Certain Beneficial Owners and Management    46

Certain Relationships and Related Transactions 			      47

Disclosure of Commission Position on
Indemnification for Securities Act Liabilities				47

Financial Statements


SUMMARY

Here is a brief summary of some of the main points that you will find inside of this Prospectus:

1.	Progolftournaments.com was incorporated under the laws of the State of
Nevada on September 3, 1999.  We have put together the business plan and
started up the business.    We raised some start-up money from several
stockholders and we are spending that money to get the business underway. There are no sales or other revenues. We do not have any employees and we do not own any real estate.

2. 	Progolftournaments.com. is to be an Internet golf game played for cash prizes. The prizes come from the fees people pay to play the game. It brings together the skills necessary to play golf, the use of a computer and the
Internet and the thrill of playing for cash prizes.   Management has set a
target of January 1, 2001 to have the game operating on the Internet. The golf game is being converted from a computer - played game to an Internet-played game.

3. 	 Our Website is already established under www.progolftournaments.com.
While no one can yet play in a tournament, the home page is there to be examined. The winners you see on this first version of the Website are only examples to show how it will look when there are actual winners.

4. 	We have two separate but related lines of business that are potential revenue producers. Neither has produced any revenue to this point. They are:

a) 	Our online virtual golf store that features a fill line of golf equipment and accessories that are available to anyone with a credit card.
We receive 15% of all revenues produced by this store.
b) 	Our online virtual golf competitions are described more fully in point
2 above.

5.	This Prospectus does not raise any money for Progolftournaments.com.
It is for the benefit of shareholders desiring to make offers and sales of their stock. When this Registration statement is declared effective by the Securities and Exchange Commission (SEC) these shareholders will have the option of selling their shares to another individual without a broker/dealer or through a broker/dealer or other intermediary if a public market exists.

6.		There are number of items that are not complete:

1)		the conversion of the golf game that will take about four
months;
2)  	the cost involved is approximately $150,000 for this conversion; and
3)  	management has talked with several companies, some Internet based and some not, that we think will cooperate and cross-promote products with us. Every one of these concerns has withheld final approval until our game conversion is complete and they can see the finished product.


RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this Prospectus before you decide to invest in our common stock. There is a great deal of risk involved. Any of the following risks could affect our business, its financial condition, its potential profits or losses and could result in you losing your entire investment.

The risks and uncertainties described below are all of the material risks of which we are aware.

Risks related to the business of Progolftournaments.com

Progolftournaments.com chances of success in generating enough revenue to be profitable must overcome several obstacles: Read them carefully.

* 	We have only recently developed our idea for Internet golf tournaments and our business plan was done between June, 1999 and September 3, 1999;

* 	We are a start-up company. We have never had any revenues or profits and we cannot say for certain that it will operate profitably in the future.

For these reasons, you cannot depend on Progolftournaments.com providing a return on investment in the future - in fact, you could lose your entire investment.

We may not be able to attract golfers and non-golfers to play our game over the Internet.

Progolftournaments.com was formed in September of 1999 for the purpose of developing a new online game that involves an existing computer game and adapting it to be played over the Internet. While Progolftournaments.com was formed to take advantage of the popularity of both the Internet and the game of golf, we can not be sure that golfers will like our Internet game.

We will attempt to attract golfers by advertising and doing cross-promotion, perhaps with the theme of "rain or shine, summer or winter you can still get in your rounds of golf". We will be dependent to a large degree on golfers for revenues as they pay for the privilege of playing. This is how we expect to generate revenues - by charging a fee to play this Internet golf game.

Our game will involve the same decisions by the player that are made on a real golf course such as "what club to use" and "how far it is to the green". It will be easier for someone who has played golf to adapt to our Internet game. Non-golfers who enter our proposed Internet tournaments will have the same decisions to make as golfers do. As a result many non-golfers may feel that this puts them at a disadvantage and may not participate. For this reason we do not know that our Internet golf game will appeal to the non-golfing Internet user.

We will be dependent on players, mostly golfers, who:

* 	understand the game
* 	understand how to play
* 	know what clubs to use
* 	know how far to hit the ball
* 	are golfers and non-golfers that desire to play like a "professional"
* 	are easy to convince to pay-to-play.


People may find that the rules of Progolftournaments.com tournaments may stop them from playing.

The Progolftournaments.com business plan is to market participation in golf tournaments played on the Internet. What is unique about our game is that players will play the same tournament on their computer on the same golf course(s) as the professional golfers are playing on the same weekend. Each computer golfer will play four rounds, the same as the professional tour, one round on Thursday, one on Friday, one on Saturday and the final round will be played on Sunday. You cannot miss one day's play and you can not play more than one round per entry per day.

The proposed Internet tournament differs slightly from the professional event because a player can enter more than once provided each entry is
purchased separately on or before Thursday of that week's event.   There
will be no cut or elimination of some players with the highest scores. Some Internet players will not be available to play a round or rounds on each of
the four days of the professional tournament.   This could result in a lack
of interest in our proposed Internet tournaments.

Progolftournaments.com cooperation with major golf organizations may not attract players.

Progolftournaments.com plans to offer weekly Internet tournaments from the four major professional tours; the PGA, the LPGA, Senior PGA and the European PGA. Some of these events will have very limited appeal to some computer players. As an example, players in Europe may have little or no interest in one or more of the North American based tournaments and North American computer players may have limited interest in European events. If and when our Internet tournaments commence these facts could result in a lack of interest in our product in both Europe and North America resulting in our inability to ever become profitable.

The golf industry conducts special international events during the year, such as the Ryder Cup, the premier golf challenge between a team from North America and a team from Europe. These special events usually attract a great deal of interest and interfere with the play in the regularly scheduled tournaments. If we should decide to offer special events like the Ryder Cup, we may find that the interest is split so many ways between the special event and the regularly scheduled tour events, as to make every tournament and its prizes much smaller.

Progolftournaments.com will be dependent on agreements with golf tours and individual golf courses.

Agreements with the individual golf courses are necessary and agreements with the tours are also necessary if we desire to call our Internet tournaments by the same name as that of the actual professional tournaments. Initial discussions have commenced with several of the organizations and golf courses concerned. In every case further discussions and decisions were deferred until our Website is fully operational.

Being unable to reach agreement with any of the golf organizations and golf courses will result in Progolftournaments.com having to change some of its business plan. This change would be to convert the computer golf game to an Internet golf game but not to market the game that follows the professional golf tour events. We would market the game as a golf game played over the Internet where a participant pays to play and to possibly win a prize. This lack of agreements could result in a lack of people interested in our game, resulting in less revenues and profits, if any, or even losses. Please keep in mind that we are not operational at this time and do not have any revenues.

If we do not get cross-promotion agreements to help promote our Internet golf game, we may be unable to afford advertising

We have made contact with several golf-related concerns, including magazines, cable channels and equipment manufacturers. All have reserved their decision as to whether they will cooperate in mutual promotions until our Internet game is up and fully operational. If these agreements were not in place we would be forced to heavily increase our advertising. We would be forced to buy advertisements in golf magazines, golf cable TV and other websites. We have not determined the amount of advertising that will be necessary or the costs associated with it. Costs vary according to frequency
of advertising but in all cases would be very expensive.   Management
estimates that costs could run as high as $5,000,000. This increase in expenses could lower or eliminate profits, if any, and could negatively affect the price of our stock.

Progolftournaments.com may enter into revenue sharing arrangements to help promote our Internet golf game that may result in failure of our business plan.

There can be no guarantee that Progolftournaments.com ever will be profitable. If we do become profitable, however, one or more of the organizations that have indicated that they would be interested in cross-promotion such as TV networks, Golf channels and golfing publications, may ask for, and Progolftournaments.com may be forced to give, a share of our potential revenues. Should this happen, we may be forced to give up a large share or all of our revenues, if any, thereby making the whole Internet golf game non-profitable. You should keep in mind that we are not in business at this time. This risk factor outlines potential problems that may come up if, and when, we get into business.

As an example, Progolftournaments.com has entered into a software licensing and revenue sharing agreement with Psygnosis, Ltd., a wholly owned
subsidiary of Sony Europe, effective June 26, 2000.   Psygnosis, Ltd. is the
developer of the home computer golf game, Pro 18 World Golf Tour, that is being adapted for use on the Worldwide Web. Psygnosis, Ltd. will receive $1.25 of every $10.00 entry fee. If this amount were to increase or if additional unexpected expenses were to be incurred we would be unable to operate and may be required to go out of business. You should carefully consider this when making a decision as to whether or not you should invest in Progolftournaments.com.

We may face technical difficulties that could cause delays in launching our online golf game.

Our existing golf game is a game for the computer that we will modify to make it playable over the Internet. We face the highly technical task of changing the computer code of the PC game to be able to accomplish this. We do not know whether this can be done at a reasonable cost in a reasonable time frame or if can be done at all. The impact of delays could result in loss of momentum in bringing the game to the market and could result in a competitor beating us to the market and obtaining a dominating share of the online golf game market. If the cost or the time frame prove to be impractical an investor in our common stock could lose their entire investment.

Technical problems in operating and maintaining our golf website could cost us revenue and customers.

Our future players, if any, will pay a $10 entry fee for each entry in the future weekly Internet tournaments and also for practice rounds before each tournament. If Progolftournaments.com has a technical breakdown during a tournament, all of the revenues from that tournament could be lost. These breakdowns include any malfunction of the Internet, the game software, the score recording, credit card processing and the breakdown of our server, all of which are in the development stage. Should any of these breakdowns occur, we could be forced to refund all entry fees and stand a good possibility of losing credibility with the players.

Our dependence on an outside service provider poses further risks. We are not only exposed to the technical and operating risks of our own systems but those of the provider as well. These could range from equipment and software problems to financial and labor-related issues. Any of the above problems of the hosting company could affect our website and operations.
Any downtime or interruption of our service could cause us to lose credibility with our players and cause a loss of revenues, if any.

Progolftournaments.com is dependent on the license agreement with Psygnosis
Ltd.

If we were forced to develop an Internet golf game from the very beginning the costs would be prohibitive and the time frame very long. Our license agreement with Psygnosis Ltd. allows us to eliminate a large part of the costs and time required. If we were to lose our license with Psygnosis Ltd. we would face the problem of finding another computer golf game to convert to Internet play or to develop our own game from scratch.

Management controls Progolftournaments.com and could use that control to make decisions in their own interests

Our management effectively controls Progolftournaments.com through the stock it owns. They could use that control to make certain decisions and affect certain transactions that are to management's advantage at the expense of the other shareholders. For example a business combination could be negotiated that would retain members of the management team as highly paid employees of the resultant company while offering nothing to the other shareholders.
Management should be keeping the interests of all shareholders first and foremost but it is possible that situations like the one mentioned above could occur because of their control position.


Management presently holds the following common stock positions:

	Sandy Winick			1,475,000 shares	14.90%
	Howard Klein			  901,000 shares	09.14%
Totals	     				2,376,000 shares	24.10%

Progolftournaments.com may make decisions with which shareholders might not agree should management decide to invest capital in other companies, acquire another company or combine efforts with another company.

We have made no investments in other companies nor do we intend to do so.
We have not talked with any other organizations about combining our efforts. We cannot guarantee that these types of talks may not take place some time in the future. If we acquire an asset or enter into a business combination, this would likely include exchanging a large amount of Progolftournaments.com common stock, which could dilute the ownership interest of present stockholders.

The Bylaws of Progolftournaments.com give the Board of Directors the right to enter into any contract for the Company without ratification by the shareholders. Therefore, management could decide to make an investment (buy shares, loan money, etc.) without shareholder approval.

If management decides to merge with or acquire another company, Nevada Revised Statutes Section 92A.120 provides that a vote of the shareholders be held to approve or disapprove the transaction.

However, according to Nevada Revised Statutes Section 92A.130, under the following conditions a vote would not be necessary:

c) 	The Articles of Incorporation of Progolftournaments.com remain the same;
d) 	No shareholder of Progolftournaments.com would have fewer shares after the merge or acquisition than they had before; and
e) 	The shares exchanged do not amount to over 20% of the total issued and outstanding shares after the merger or acquisition.

Management can take almost any action without Stockholder approval under Nevada law. Some of the more important actions could be to:
* 	Increase salaries
* 	Give stock options
* 	Indefinitely delay shareholder meetings
* 	Vote stock and cash bonuses
* 	Issue additional shares
* 	Conduct public offerings or private placements.

Upon this registration statement being declared effective, under the Securities Exchange Act of 1934 Progolftournaments.com will be obligated to do the following among other things:

	a)	promptly report all material changes in the Company and its
affairs to the Securities and Exchange Commission on a Form 8K; and
b) file regular quarterly and annual reports on Forms 10Q SB and 10K SB respectively; and
c) comply with certain requirements when a matter is being submitted to a vote of shareholders.

While all of the above reports will be available for viewing by shareholders and any other interested parties at the SEC offices in Washington, DC, New York or Chicago, management of Progolftournaments.com intends to communicate on a regular basis with its shareholders.
Even if shareholders are consulted, the management group has enough votes to insure that any action they might take would be endorsed by a majority of the voting shares.

Depending on the nature of the transaction, Progolftournaments.com stockholders may not have an opportunity to vote on whether to approve it. As a result, management could enter into a transaction in which an investor would not want to be involved as an individual. In such a case, you could lose your entire investment on a business decision that you did not have an opportunity to evaluate and agree to.

Competitors could develop their own Internet - based golf games.

While Progolftournaments.com has no knowledge specifically, it is possible that a competitor may already have a product that could compete for the Internet golf dollar. It is possible that a competitor may do things better than Progolftournaments.com. We are aware that there are many organizations that have the knowledge, technical support and financial strength to duplicate what we are doing and possibly do it better, without intruding on any copyrighted or proprietary material.

Some of our potential competitors for the Internet golf game are:
* 	pre-packaged computer golf games that may be either purchased or rented
* 	other Internet golf games or online activities

Potential competition for our online store is:online retail facilities
* 	retail stores
* 	sporting goods stores
* 	discount stores

None of the above potential competitors have an Internet game based on actual golf tournaments and offering prizes.

We are aware of two online games that charge to play:

* 	Everquest; and
* 	Ultima III

Both of these games are fantasy "shoot em up" games. They charge $10 to play and offer no prizes.

Competition is increasing daily and investors should consider this when making an investment in Progolftournaments.com. The more competitors that we have could result in not attracting enough players to make us profitable and have a negative affect on the price of our stock.

Progolftournaments.com may not have any exclusive intellectual property.

The intellectual property of Progolftournaments.com is a combination of already established technologies. A home computer golf game is being modified for use on the Internet. Credit card processing will be done by an established concern specializing in that function; basic business software will record plays and scores. We are not sure that we have any intellectual property to protect!

We believe that we have an unique combination of technologies. Whether the combination can be defended is doubtful. If a clear violation happens Progolftournaments.com may not have the money to defend its intellectual property in one or more countries. If we do not have the funds to defend our product we could not continue with our Internet golf game. This could result in Progoftournaments.com losing money, being forced to cease operations and a loss of your complete investment. Consider these points carefully before you decide to invest.

Heavy dependence on individuals who will not devote full time and attention to the affairs of Progolftournaments.com could result in delays or business failure.

Progolftournaments.com will be heavily dependent upon the directors' skills, talents and abilities to implement its business plan. It may, from time to time, find that this inability to devote full time and attention to its affairs could result in delay(s) in establishment of its business or even in failure of the business. At the present time we have no full-time employees. The officers and directors earn their livelihood elsewhere. It is the feeling of the Board of Directors that paying one or more of the directors as a full-time employee at this stage in the development could put an unreasonable amount of strain on our cash reserves. Because you will be dependent on the performance and business judgement of management, should you decide to invest, you should carefully and critically consider these three individuals' backgrounds. See "Directors and Executive Officers".

We have no employment contracts or agreements with Directors and Officers.

Progolftournaments.com depends on Howard Klein, Michael Levine and Sandy Winick to continue to work to develop our game. At this time we do not have an employment agreement with Mr. Klein, Mr. Levine or Mr. Winick. We cannot be sure that they will continue to manage our affairs in the future. If we should lose the services of one or all of the officers and directors, or if one or more should decide to join a competitor or otherwise compete with Progolftournaments.com, this could have a negative affect on the business and could cause the price of your stock to decline. Mr. Klein, Mr. Levine and Mr. Winick would be difficult to replace.



Financial Risks

Progolftournaments.com has no operating history and financial results are uncertain

An investor in Progolftournaments.com common stock must consider the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets.
Progolftournaments.com's ability to achieve and then sustain favorable operating results will depend on costs related to:

* 	identifying and developing cooperative marketing relationships with golf-related organizations;
* 	testing the Progolftournaments.com Internet golf game;
* 	identifying and marketing to prospective players;
* 	evaluation and expense of entering into a new business opportunity;
* 	the expense of delays in introducing or making any necessary adjustments and
      improvements to the Progolftournaments.com online game; and
* 	general economic conditions, as well as those specific to the related industries.

As a result of our limited operating history it is difficult to accurately forecast potential revenue. There is no historical financial data upon which to base planned operating expenses. Progolftournaments.com expects to significantly increase its operating expenses to test, market and create a solid base of participating players. ( See " Liquidity and Capital Resources")

Progolftournaments.com has not commenced operations or achieved profitability and expects to incur net losses for the foreseeable future and may never become profitable. This limited operating history makes it difficult to forecast its future operating results. Progolftournaments.com expects to continue to incur marketing, sales, product development and general and administrative expenses. As a result it will need to generate revenues and/or raise additional funds to achieve profitability and there can be no assurance that funds will be available.
If Progolftournaments.com does not become profitable, it may be unable to maintain its presence on the Worldwide Web and its Website. If Progolftournaments.com does achieve profitability it cannot be certain that it will sustain or increase profits.

Because of its limited financial resources, Progolftournaments.com will be unable to diversify its activities to provide additional sources of revenue to offset losses should its business plan prove to be impractical.
It is possible that a severe economic downturn could result in diminishing activity. Golf equipment and clothing manufacturers who could possibly cross promote could shrink their advertising budgets and eliminate any cross promotion.
We depend on additional financing to properly implement our Internet golf game and to provide working capital.

Progolftournaments.com has only $4,536 in cash as of June 30, 2000 and these funds are inadequate to fully implement its business plan and to commence play. Progolftournaments.com will require additional working capital to fund its business development. We realize that an ongoing advertising and promotion budget will be necessary in addition to any cross promotion arranged with cooperating concerns.

Commencement of tournament play on the Worldwide Web will undoubtedly require some hiring of staff and leasing of premises. Telephones, Internet access charges, Website maintenance and other office costs will add to the need for additional capital. Management estimates that it will require between $600,000 and one million dollars of additional capital to supply the needed funding over the next year until sales volume is high enough to support ongoing operations.
We will have to accomplish the following:

a)	conversion of the computer game for play on the Internet
b)	have lease deposits and have six months lease payments in reserve
c)	purchase office equipment, furniture and supplies
d)	purchase computer equipment and software
e)	cover recruiting costs and have six months salaries in reserve
f)	create an advertising campaign and budget
g)	maintain a travel budget


Additional financing may not be available, or if available, may be on terms that will seriously dilute ownership interests of investors.

If Progolftournaments.com raises additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of its common stock. If common stock is issued in return for additional funds, the price per share could be lower than that paid by present stockholders. The result of this would be a lessening of each present stockholder's relative percentage interest in Progolftournaments.com. This condition is often referred to as "dilution".

The ultimate success of Progolftournaments.com will depend on its ability to raise additional capital. No commitments to provide additional funds have been made by management or other shareholders. Progolftournaments.com has not investigated the availability, source or terms that might come with additional financing. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on acceptable terms. If not available, the operations of Progolftournaments.com would have to be terminated and we would be forced to close the business, resulting in a complete loss of your investment.

Potential business combinations could dilute stockholder value and adversely affect operating results
Progolftournaments.com may consider a future financing or business combination that, because of the size of the related stock issuance, could result in a majority of the voting power being transferred to the new investor(s). The result would be that the new shareholder(s) would control Progolftournaments.com and persons unknown could replace current management. It is uncertain whether any such replacement would continue to implement Progolftournaments.com current business plan.

Large stockholders of Progolftournaments.com could sell their shares resulting in a change of control and/or direction.

Progolftournaments.com significant shareholders, namely the President, Howard Klein, the Treasurer, Sandy Winick, Mary McGowan and other large shareholders could sell their shares to an outside party, resulting in a change in control of the Company and a change in business direction. If this occurs, the remaining holders of shares of Progolftournaments.com stock could be affected adversely as a new control group could reverse-split the stock, effectively eliminating the small shareholders.

The following is a list of large shareholders and the percentage of the issued and outstanding shares that they own.

Name                             Number of Shares       Percentage Owned
Howard Klein 				                901,000		            		09.14
Sandy Winick				                 1,475,000		           	14.96
Mary McGowan 	                   2,700,000             	27.38
Deep Water Investments Limited	  475,000	             		04.82
H. Davidson Construction Inc		   475,000				            04.82
Magnum Holdings, Ltd.			         476,000		             	04.82
Carolyn McGowan				              400,300             			04.06
Jennifer McGowan	                400,368               	04.06
Lynn Stewart				               1,000,000			            	10.14
Ron Perlman	                     475,000              		04.82
Charles Sciberras				            476,000	            			04.82

Major shareholders as a group	 9,253,668            				93.84%

If you are considering investing in our stock you should be aware that all shares in Progolftournaments.com other than those of Mr. Winick and Mr. Klein are being registered and will be available for sale pursuant to this prospectus.

The option given to Psygnosis Ltd. could result in depressed prices for our stock or a shift of control.

We have given Psygnosis, Ltd., the developer of the computer golf game a three-year option beginning June 26, 2000 to acquire 3,287,100 shares of common stock equal to 25% of the company, if exercised. The terms of the option are:

* Total exercise price for all 3,287,100 shares is one dollar;
* Option term is three years from April 26, 2000, the effective date of the licensing agreement;
* Should we file a registration statement offering to sell our securities to the public and should that registration statement be declared effective prior to April 26, 2001, the first anniversary of the licensing agreement, the option term would be shortened to two years from the effective date of the offering; and
* Psygnosis has registration rights on the securities optioned and exercise of this option and subsequent resale of the stock, when eligible, could depress the market value, if any, and could result in Psygnosis having control of the operations of Progolftournaments.com.

Risks Related to the Securities Market

There is no liquidity for the common stock of Progolftournaments.com.

  	 There is presently no demand for the common stock of our company.
There is presently no    public market   in the shares. While we intend to
apply for a quotation on the NASD Bulletin    Board quotation service, we
cannot guarantee that our application will be approved and our    stock
listed and quoted for sale.

Progolftournaments.com common stock has no prior market and resale of your shares may be difficult.

There is no public market for Progolftournaments.com common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate their investment without considerable delay, if at all.

The trading market price of Progolftournaments.com common stock may decline below the price at which it was sold by selling stockholder(s). If a market should develop, the price may be highly volatile. In addition, an active public market for Progolftournaments.com common stock may not develop or be sustained. If selling stockholders sell all or substantial amounts of their common stock in the public market (see "Selling Stockholders"), the market price of our common stock could fall.

In addition, all 6,076,000 shares held by officers, directors and affiliates, will be eligible for sale. They will be able to offer a percentage of their shares every three months beginning September, 2000, under Rule 144 of the Securities Act. Rule 144 states that officers, directors and others holding restricted securities, such as those held by Mr. Klein, Mr. Winick, Ms. McGowan and Ms Stewart, after an initial holding period on one year after issue, may each sell in a broker transaction an amount equal to 1% of the total issued and outstanding common stock every three months.

Owing to the low price of our securities many brokerage firms may not be willing to deal in the securities. Even if a purchaser finds a broker willing to make a transaction in Progolftournaments.com common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in Progolftournaments.com stock.

SEC rules on penny stocks could affect your ability to re-sell
Progolftournaments.com stock.

The securities of Progolftournaments.com, when available for trading, will be subject to the Securities and Exchange Commission rule that imposes special sales practice requirements upon broker/dealers that sell such securities to other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means:

, 	institutions with assets exceeding $5,000,000

, 	individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 or that, combined with a spouses income, exceeds $300,000.

For transactions covered by the rule, the broker/dealer must make a special suitability determination for the purchaser and receive the purchasers written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers of the Company's securities to buy or sell in any market that may develop.

Under Rule 15g(2) a broker/dealer wishing to transact a sale of a penny stock must supply a document to the potential buyer that:

1) 	contains a description of the nature and level of risk;
2) 	Outlines the broker's or dealer's duties to the purchaser and of the rights and remedies available with respect to violations of such duties and other requirements of Federal Securities law;
3) 	defines significant terms used in the disclosure document; and
4)	contains such other information in the proper form of language, type
size and format	as the Commission might require.

Under Rule 15 (g)(3) a broker/dealer must:

1) 	reveal the bid and ask price of the securities in question and reveal any other useful and reliable information concerning the securities.
2) 	disclose the number of shares to which the bid and ask prices apply and any other information available concerning the liquidity of the securities.
3) 	Reveal the amount of compensation to be received in connection with the transaction.
4) 	provide the client with penny stocks in their account with a monthly statement showing the market value of the stock or stating that a market value cannot be determined because firm quotes are not available.
To Summarize:

- 	Progolftournaments.com  stock is a penny stock.
-     Some states will not allow you to sell to their citizens?
-     Some broker/dealers will not handle transactions in penny stocks.?
-     SEC rules make selling your stock a cumbersome procedure??
- 	Penny stock markets can be very volatile with large swings up or down.
Investors may face significant restrictions on the resale of Progolftournaments.com stock due to state and laws and regulations

Progolftournaments.com securities have not been registered for resale under the blue sky laws of any state and the holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy the securities of Progolftournaments.com. Accordingly, investors should consider the secondary market for Progolftournaments.com securities to be a limited one. Investors may be unable to resell their stock without the significant expense of state registration or qualification.



USE OF PROCEEDS

This Prospectus is part of a Registration statement that permits selling shareholders to sell their shares in the future. Because this Prospectus is solely for the purpose of selling shareholders, Progolftournaments.com will not receive any proceeds from the sale of stock being offered. Directors, Mary McGowan and Lynn Stewart (affiliates due to the size of their holdings) will be restricted to selling one percent of the total issued and outstanding common stock each calendar quarter or 98,613 shares per quarter. All other stockholders will be able to sell any or all of their shares at any time they can locate a buyer.


DETERMINATION OF OFFERING PRICE

This offering is solely for the purpose of allowing Progolftournaments.com shareholders to sell their stock. The selling shareholders may sell their shares when the Registration statement becomes effective or they may elect to sell some or all of their shares at a later date as long as this Registration statement is effective at a price of $ 0.025 per share


DILUTION

This offering is for sales of stock by existing Progolftournaments.com shareholders upon the effective date of this prospectus or in the future. Sales of common stock by shareholders will not result in any substantial change to the net tangible book value per share before and after the distribution of shares by the selling shareholders. There will be no change in net tangible book value per share attributable to cash payments made by purchasers of the shares being offered. The current net tangible book value of the common stock is: $ 0.0053 per share.

Prospective investors should be aware, however, that the price of Progolftournaments.com shares was determined arbitrarily by management and selling shareholders and does not bear any relationship to net tangible book value per share. The price received by selling stockholders and paid by purchasing investors will be determined by supply and demand. If the demand for the common stock of Progolftournaments.com exceeds the available supply, the price will tend to go up. Conversely, if the supply exceeds the demand, the price will tend to go down. In both of the above cases the change in price may have no relation to the book value of the company or its profits or losses.

SELLING SHAREHOLDERS

The following are the shareholders for whose accounts the shares are being offered; the amount of securities owned by each shareholder before this offering; the amount to be offered for the account of each shareholder and the amount and percentage of the company owned by each shareholder following completion of the offering:


Name		               Position with	 Number	    No. of      No. of   Percent
                     Company	       of Shares  Shares	     Shares	  Owned
                                  		Owned      Offered     After      After
									                                                Offering(1)  Offering

731149 Ontario Limited	None		       1,000		    1,000		     -0-		      -0-

Bernie Anderson		      None		       2,680		    2,680	     	-0-      		-0-

Robert Baron			        None	      	   268        268       -0-      		-0-

Baroness Investments
Limited			             None		       1,000      1,000       -0- 	     	-0-
Building Supplies
International  			     None      		   200        200       -0-        -0-

C.A.P.S Consulting		   None 		        200        200       -0-       	-0-

William Davies		       None		         200        200       -0-       	-0-

Deep Water
Investment Inc.		      None	      475,000    475,000      	-0-        -0-

Geoffrey Earle			      None           200        200       -0-       	-0-

Jan Francis		         	None           500        500       -0-        -0-

Mark Francis			        None           500        500       -0-        -0-

Jeffrey Goldberg		     None           500        500       -0-        -0-

Maggie Goldberg		      None      		   500        500       -0-       	-0-

Debbie Green			        None       475,200    475,200       -0-       	-0-

Robert Hashimoto		     None           200        200       -0-       	-0-

David Hume			          None           600        600       -0-       	-0-

H. Davidson
Construction Inc. 		   None	      475,000    475,000       -0-       	-0-

Marcia Klein			        None 		        200        200       -0-       	-0-

Myer Klein			          None           200        200       -0-       	-0-

Raymond Teaitch 		     None           400        400       -0-        -0-

Tilley Levine			       None         2,000      2,000       -0-       	-0-

Joy Lipson 	           None           600        600       -0-        -0-

Marcia Lipson	         None           600        600       -0-       	-0-

Magnum Holdings, Ltd.	 None       476,000    476,000      	-0-        -0-

Miriam Manzo		         None           200        200       -0-       	-0-

Jack Martino			        None           200        200       -0-       	-0-

Sasha Mazzuca	         None           200        200       -0-       	-0-

Stefan Mazzuca		       None           200        200       -0-       	-0-

Carolyn McGowan	       None       400,300    400,300       -0-        -0-

Jennifer McGowan	      None       400,368    400,368       -0-       	-0-

Lydia McGowan         	None           500        500       -0-       	-0-

Mary McGowan 	         None     2,700,000  2,700,000       -0-        -0-

Robert McGowan 	       None           300        300       -0-        -0-

Thomas McGowan	        None           500        500       -0-       	-0-

Elizabeth McLeod 		    None         9,384      9,384       -0-       	-0-

Lynn Stewart			        None     1,000,000  1,000,000       -0-       	-0-

Monica Murad			        None         1,000      1,000       -0-       	-0-

Theodore Nemetz		      None           500        500       -0-       	-0-

Ron Pearlman 			       None       475,000    475,000       -0-       	-0-

Resource Financial
Corporation		         	None           200        200       -0-       	-0-

John Rosenthal		       None           600        600       -0-       	-0-

Brian Ross			          None           500        500       -0-       	-0-

Sheryl Ross	           None           500        500       -0-       	-0-

Sandringham Investments
Limited			             None           100,000    100,000   -0-        -0-

Charles Sciberras		    None           476,000    476,000   -0-       	-0-

Doris Sciberras		      None               200        200   -0-       	-0-

Jeffrey Sciberras		    None               200        200   -0-       	-0-

Joseph Sciberras		     None               200        200   -0-       	-0-

Peter Scibarras		      None               200        200   -0-       	-0-

Derek Tennant			       None             1,200      1,200   -0-       	-0-

Kelly Ticknor			       None               600        600   -0-       	-0-

Cynthia Vella-Zarb	    None               200        200   -0-        -0-

Pierre Vella-Zarb		    None               200        200   -0-       	-0-

Rhona Vinokur		        None               500        500   -0-       	-0-

Avital Weber			        None               400        400   -0-        -0-

Diane Winick			        None               600        600   -0-       	-0-

Mark Zaretsky			       None               600        600   -0-       	-0-

TOTALS				                         	7,485,300	 7,485,300	  -0-        	-0-



(1) This table assumes that each shareholder will sell all of the shares available for sale during the effectiveness of the Registration statement that includes this Prospectus. Shareholders are not required to sell their shares. See "Plan of Distribution".

While we believe that the selling shareholders are all individuals and corporations that purchased their shares for investment purposes and without a view to distribution of the Registrant's securities, they may be considered to be underwriters as that term is defined in the Securities Act.


PLAN OF DISTRIBUTION

This is not an underwritten offering. This Prospectus is part of a registration statement that permits selling shareholders to sell their shares in the future. Selling shareholders may sell their shares to the public when this Registration statement becomes effective, or they may elect to sell some or all of their shares at a later date. Progolftournaments.com is committed to keeping the registration statement, of which this prospectus forms a part, current until *****, 2001.

While the Registration statement is effective, selling shareholders may sell their shares directly to the public, without the aid of a broker or dealer, or they may sell their shares through a broker or dealer whether or not Progolftournaments.com stock is authorized for inclusion on the OTC bulletin board. Any commission, fee or other compensation of a broker or dealer would depend on the brokers or dealers involved in the transaction.

	The selling price of $0.025 per share was arrived at arbitrarily by management for the purposes of calculating the registration fee and was arrived at partly because the most recent sale of common shares by one
shareholder to another was at    $0.025 per share in December, 1999.

No public market currently exists for shares of Progolftournaments.com common stock. Progolftournaments.com intends to apply to have its shares traded on the OTC bulletin board under the symbol "PGLF".

None of the selling shareholders will act in a promotional fashion or
capacity during the   effectiveness of this registration statement. They
will not attempt to induce or recommend the purchase of the Registrant's stock by potential investors.


DESCRIPTION OF CAPITAL STOCK

The following is a description of the material aspects of Progolftournaments.com capital stock and the applicable provisions of Nevada law.

Progolftournaments.com authorized capital consists of 50,000,000 shares of common stock, par value $.001 per share and 10,000,000 shares of preferred stock, par value $.001. Immediately prior to this offering 9,861,300 shares of common stock were issued and outstanding. No preferred shares are issued and outstanding.

Each holder of record of common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. The Articles of Incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of Progolftournaments.com common stock.

Preferred shares may be issued in Series; the terms and conditions of which are decided by Progolftournaments.com Board of Directors. Our Bylaws allow the Board of Directors to set all the terms for preferred shares. Preferred shares may or may not be entitled to a dividend, may or may not have voting power and have preference (after debt) on any of the assets of Progolftournaments.com in the event of windup or dissolution.

The above conditions for issuance of preferred shares are compatible with Sections 78.195 and 78.196 of Nevada Revised Statutes.

Because the holders of shares of Progolftournaments.com common stock do not have cumulative voting rights, the holders of more than 50% of Progolftournaments.com outstanding common shares can elect all of the directors if they so choose. In such event, the holders of the remaining shares will not be able to elect any directors.

The holders of shares of common stock are entitled to dividends when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of the affairs of Progolftournaments.com, common stock owners are entitled to receive, ratably, the net assets of Progolftournaments.com available to shareholders after payment of all creditors.

All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of Progolftournaments.com common stock are issued, the relative interests of existing shareholders may be diluted.


You should not rely on forward-looking statements.

This Prospectus contains forward looking statements that involve risks and uncertainties. The words "anticipates", "believes", "plans", "expects", "future", "intends", "will", "would", "could" "hopes" and similar expressions identify forward looking statements. Actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus.


DESCRIPTION OF BUSINESS

General

Progolftournaments.com was incorporated under the laws of the State of Nevada on September 3, 1999, and is in its early developmental and promotional stages. We are not operational and our only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. We have not started commercial operations and do not have any full time employees. We own no real estate.

The principal asset of Progolftournaments.com, referred to above is the Internet golf game itself. It was conceived and refined by Sandy Winick, a Director and the Treasurer of Progolftournaments.com. It was obtained in exchange for 1,000,000 shares of common stock. An important part of the principle asset and the projected business is the name "Progolftournaments.com".

Progolftournaments.com has purchased its name for use on the Internet and has established its Website and online store. No Internet tournaments can be played until the computer game is successfully converted for Internet use. The Progolftournaments.com home page is up on the Internet under www.progolftournaments.com and is in the process of being refined.

Progolftournaments.com was formed to take advantage of the popularity of
both the Internet and the game of golf.   The online Internet golf game
combines the skills necessary to play golf, the use of a computer and the thrill of playing for substantial cash prizes. The growth of the Worldwide Web and the game of golf all over the world is wrapped up in one package in the Progolftournaments.com online game.

The Game and how it is played.

A portion of the golfing public watches with interest the results of the four major golf tours in the world and note the results of the weekend tournaments. Every radio and TV station in the US and Canada as well as daily newspapers give detailed reports on weekly tournaments. Golf tournaments are carried live on most TV networks such as CBS, NBC, ABC and FOX in the US; CBC, CTV and Global in Canada. Cable sports channels such as ESPN and FOX SPORTS also carry live tournaments. There are several magazines and cable channels devoted entirely to the game of golf. There is coverage on radio, TV, newspapers and magazines in Europe and Asia. Progolftournaments.com has developed an online Internet golf game and business plan that is designed to take advantage of this interest in the game of golf and the growth of the Internet and the Worldwide Web. The at-home computer players will have the opportunity to play a computer golf game that resembles the tournaments the professional golfers are playing on the same weekend and play for cash prizes. Our online tournament game resembles the Professional tournament in that the course will be the exact same course that the professionals play, only digitized and converted to an electronic format for play on the Internet.

The business plan calls for one-half of each entry fee to be set aside for prize money. The purse each weekend will be progressive; that is, the size of the award will increase proportionately with the number of players. Each entry in the online tournament will cost $10.00. For a person to enter a Progolftournaments.com tournament, that person will log on to our Internet site, register to play and pay through the use of a credit card. Once they have finished this process they are then eligible to play the tournament. Anyone may enter more than once as long as the $10.00 fee is paid for each entry on or before Thursday of each week.

Each entrant will play four rounds on their computer: one on Thursday, one on Friday, one on Saturday and one final round on Sunday. These rounds will follow the same format as the professionals, one round each day. The difference in our game is that each round can be played any time during that twenty-four hour period. The computer players will have the same decisions to make as their professional counterparts: distance to the green, what club to use. There will be no elimination of players in the computer tournaments, thereby giving every participant an opportunity to get into the prize money by pulling out a come-from-behind outstanding final round. On the actual professional golf tour, the field for the final two rounds is reduced to the
seventy best scores after the second round.   Those who do not make the top
seventy are cut from the ability to play the final two rounds and earn a share of the prize money. This is referred to as the "cut". Having no cut in the online tournament will result in more activity in the final rounds.

At the end of play each Sunday the 100 players with the lowest scores will share in the purse. If there is a tie for low score, a playoff will be staged on Monday to decide the winner. Practice rounds will be available to the tournament entrants at a cost of $5.00 for ten rounds or $10.00 for twenty-five rounds. Each player is able to choose the make of club he or she will use and the brand of golf ball to be used.

Anyone in the world will have an opportunity to play in a game resembling some of the most prestigious tournaments such as the British Open or the Masters. In fact, anybody will have the opportunity to play an Internet game resembling any tournament held on the four major tours: PGA, LPGA, Senior PGA and the European tour. There is a possibility that some jurisdictions in the world may prohibit its citizens from participating in the online tournaments. This prohibition could be for economic or political reasons. Some countries may have a problem with their citizens playing a US based game, golf, that in some minds is an elitist pastime or the prohibition could stem from currency restrictions. Others might prohibit receiving a prize or prizes, if one or more were won. This, again, could be for political or religious reasons. If either of these situations should arise our business plan might not be fully implemented.

As in most Internet applications, there is no certain way of determining or confirming age of players. Progolftournaments.com will include a provision in the entry form whereby the registrant confirms that he or she is 21or older. There is no certain way that we can confirm a person's age over the Internet. We will ask the question on the registration form to limit any potential liability.

Management has made extensive inquiries and can find no prohibition for the offering of prizes on Internet games. Our game is keyed to individual skill in playing the game of golf. Both professional and amateur golf tournaments regularly give prizes to winners.

All participants will be playing on a level playing field with no handicaps or other aids to improve a score. No computer golfer will have an advantage over another other than individual skill and ability

Joint promotions are planned with some cable TV networks, the major tours, golf publications and the manufacturers of golfing equipment, however no contracts have been entered into. Preliminary conversations have taken place with many of these enterprises. In every case, commitment has been deferred until after the Internet game is in place and the whole online package can be assessed. Should all of those concerns decide not to cross-promote, Progolftournaments.com would be forced to pay for most or all of its promotion itself. This would result in a pressing need for new capital injections, which may or not be available on terms acceptable to Progolftournaments.com. Management has investigated the cost of advertising and promotion in North America. In the event no cross-promotion is available they estimate this could cost up to $5,000,000.

Our game will be available anywhere that there is Internet service. We could have players from every continent and every country in the world. The only hindrance would be being unable to access the Internet and lack of an acceptable credit card.

Progolftournaments.com's website was developed and is being currently operated by a design firm that specializes in designing and developing websites. We presently do not have the expertise or personnel to operate our own website. If and when our revenues warrant it, we will hire technical staff to take over operation of the website. Until then we are dependent on an outside party.

Our website has various links with other golf and non-golf websites. As we add other companies to help in the cross promotion we will be adding their banners to our link page of our website and in return, they will add our banner to their website. This will enable visitors to their website to quickly and easily link back to our website. This is the concept of cross promotion between websites.


INDUSTRY CONDITIONS, TECHNOLOGY AND COMPETITION

Progolftournaments.com does not yet know whether adapting computer golf to the major golf tournaments will be a feasible moneymaking venture. We are not aware of any other concern offering the same type of game. Each tour has a weekly tournament. Each week our golf course layouts and photo graphics will change. For a complete explanation, see: "The Game and how it is played".

Our technology and exposure to potential competition

Progolftournaments.com will not be developing any new technology but will be utilizing existing technology that is readily available on the market. The process of combining the computer golf game with the various professional tour events that are held on a weekly basis throughout the year, with the ability to accept payment to play these tournaments over the Internet and monitor every participant's scores can be duplicated. All a potential competitor would require is the resources and the time. All professional golf tours publish their annual list of scheduled events well in advance.

We have what we believe is the best computer golf game available. We have
licensed it from Psygnosis, Ltd.   We are in the process of making
arrangements for the conversion of the computer golf game to an Internet golf game with a software development company, but as yet we have not
contracted this process out to anyone.   This should be done by September 1,
2000. The estimated cost of development of the software is approximately $150,000. There are several hosting companies in North America that are capable of handling the necessary requirements of an Internet based game.
We have not yet contracted with any company to host our game for us but we expect to select one by September 30, 2000.

The software development company that we hope to contract to do the conversion of the computer game to the Internet game will also incorporate the score keeping function into the software package.

Credit card processing software is readily available and adaptable. There are several third party credit card processing services available should we decide to use one of their services. We have made no decision as to which, if any, we will use.

We require two third party service providers for our business, one for hosting our web site and the other for the processing of credit card transactions. There are many companies in existence in North America providing each of these services. Should we have any problems we believe it would not be difficult to move to another supplier very quickly. We would suffer some short-term losses but would continue to be in business. These software packages and/or service providers are also available to a potential competitor.

The steps that are required for the game to be operational are as follows:

1) 	Finalize contract to convert computer game to Internet game.
2) 	Contract with Credit Card processing company to process entry fee payments.
3) 	Contract with an Internet service provider to host the game for us.

Once these steps have been taken we should be ready to launch our first tournament and accept entry fees.

The intellectual property of Progolftournaments.com was developed by Psygnosis Ltd. who licensed it to us. Our license is an exclusive
agreement.   We are the only company that is entitled to use their
technology on the Internet. We have employed outside website designers to develop the existing website that we have available on the Internet. We have not begun the process to covert the PC game to and Internet based golf game. Psygnosis employed a golf game development company in London, England to develop the game originally. We have contacted that company and several others and are in discussions with all of them about converting the game for play on the Internet and for new courses in the future. We anticipate that the game will be ready for play in late November or early December, 2000. Our time frame is to launch the game January 1, 2001. We will be launching one tour at a time.

There are existing PC golf games in the marketplace that are available today besides the Psygnosis game. The same processes employed by our company to come to market are available to any other company that wishes to do so.


Our start up activities to date:

* 	Our website is developed and up.
* 	We have completed our license agreement with Psygnosis Ltd. for their golf game to be converted to use on the Internet.
* 	We have contacted and had conversations with several golfing and non-
golfing companies to cross-promote our game.
* 	We have contacted several software developers regarding the conversion of the game for play on the Internet.
* 	We have talked to Credit Card processors but have not chosen one.
* 	We have talked with some Internet service providers and plan to select one as soon as we have finished evaluating their service and costs.
* 	We have made contact with the major golf organizations; the PGA, LPGA,
Senior PGA and the European PGA and begun the dialogue to gain their cooperation.
* 	We have had discussions with several golf magazines, cable channels and equipment manufacturers and are optimistic about their cooperating with
us.
* 	We have contacted several private sources of capital but as yet have no commitments.
* 	We have a working relationship with a golf fulfillment company.  It will pay us a percentage on any purchases made from our online golf store.

While the above list includes a variety of issues that must be dealt with before our online golf tournaments can be commenced, we have solidified two situations that are key assets, along with the basic idea for the game and business plan. They are:

* The development of our website at a cost of $4,395
* The executing of our contract with Psygnosis Ltd. for their computer golf game "Pro 18 World Tour Golf". We have paid one-half of the advance royalties due under the terms of the contract in the amount of $5,000 plus the expenses associated with acquiring the contract of $3,200.

All other expenditures are associated with ongoing discussions and negotiations with other service providers along with normal office expenses.


EMPLOYEES

Progolftournaments.com is a development stage company and currently has no employees. Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees until shortly before we are ready to begin play. If Progolftournaments.com establishes the feasibility of their concept and successful implementation of their business plan, one or more people will be needed to handle administration, computer programming and marketing. A portion of any employee compensation likely would include the right to acquire stock in Progolftournaments.com, which would dilute the ownership interest of holders of existing shares of common stock.


AVAILABLE INFORMATION

Progolftournaments.com has filed with the Securities and Exchange Commission a Registration statement on Form S-1 with respect to the common stock offered by this Prospectus. This Prospectus, which constitutes a part of the Registration statement, does not contain all of the information set forth in the Registration statement or the exhibits and schedules which is part of the Registration statement. For further information with respect to Progolftournaments.com and its common stock, see the Registration statement and the exhibits and schedules thereto. Any document Progolftournaments.com files may be read and copied at the Commission's public reference rooms at 450 Fifth Street, NW, Washington, D.C.; 7 World Trade Center, Suite 1300, New York, NY; and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, IL. Please call the Commission at 1 -800-SEC-0330 for further information about the public reference rooms. Progolftournaments.com filings with the Commission are also available to the public from the Commission's Website at
http://www.sec.gov. Upon completion of this offering, Progolftournaments.com will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the Website of the Commission referred to above.



DESCRIPTION OF PROPERTY

Progolftournaments.com currently maintains limited office space, provided by Mr. Winick, for which it pays no rent. The address is 3266 Yonge Street, Suite 1208, Toronto, Ontario M4N 3P6 Canada, and the phone number is (416) 962-4508. When the conversion of the computer game for Internet play is near, adequate office space will be acquired and equipped to begin tournament play. At this time we do not own any communication or computer equipment.

Our website is being hosted on a temporary basis by the company that developed it. Shortly before we begin tournament play we will move to a hosting company with the capacity to handle a very large response.


LEGAL PROCEEDINGS

Progolftournaments.com is not a party to any material pending legal proceedings, and none of its property is the subject of a pending legal proceeding. Further, the officers and directors know of no legal proceedings against Progolftournaments.com or its property contemplated by any governmental authority.


MARKET PRICE OF, AND DIVIDENDS ON, CAPITAL STOCK AND OTHER SHAREHOLDER
MATTERS

No established public trading market exists for Progolftournaments.com securities. Progolftournaments.com has an outstanding purchase option for 3,287,100 shares (25% of the company) Progolftournaments.com has no other securities convertible into its common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act. Except for this offering, there is no common equity that is being, or has been proposed to be, publicly offered.

As of June 30, 2000, there were 9,861,300 shares of common stock outstanding, held by 60 shareholders of record. Upon effectiveness of the Registration statement that includes this Prospectus, 7,485,300 of Progolftournaments.com outstanding shares will be eligible for resale.
To date Progolftournaments.com has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon Progolftournaments.com future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.


INDEX TO FINANCIAL STATEMENTS

Progoltournaments.com
(A Development Stage Company)
                     							Sept. 30, 1999 		June 30, 2000
							                     Audited       			Unaudited

Report of Certified Public Accountant

                							      1
Consolidated Balance sheet			2            			2
Consolidated Statement of Operations		3			  	3
Consolidated Statement of Stockholders' Equity	4
Consolidated Statement of Cash Flows		5				  4
Notes to Financial Statements						      6 & 7








PROGOLFTOURNAMENTS.COM

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(STATED IN UNITED STATES DOLLARS)

FOR THE NINE MONTH PERIOD ENDED JUNE 30, 2000


PROGOLFTOURNAMENTS.COM

UNAUDITED CONSOLIDATED BALANCE SHEET
AS AT JUNE 30, 2000

ASSETS


CURRENT ASSETS
	CASH					                  6,952
	ACCOUNTS RECEIVABLE				   	   69
	LOAN RECEIVABLE					      65,000
OTHER ASSETS   							      3,325
TOTAL ASSETS						         75,346

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
	ACCOUNTS PAYABLE					        260
	NOTE PAYABLE					         24,251

TOTAL CURRENT LIABILITIES	 24,511

STOCKHOLDERS' EQUITY
	COMMON STOCK PAR VALUE $0.001
	50,000,000 SHARES AUTHORIZED,
	9,861,300 SHARES OUTSTANDING
                                    9,861

	PREFERRED STOCK PAR VALUE $0.001
	10,000,000 SHARES AUTHORIZED
	NONE ISSUED AND OUTSTANDING

	ADDITIONAL PAID-IN CAPITAL			     85,080

	DEFICIT ACCUMULATED DURING THE
	DEVELOPMENT STAGE				       	    (44,106)

TOTAL SHAREHOLDERS' EQUITY				     50,835

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY
                                   75,346

See accompanying notes to Financial Statements

PROGOLFTOURNAMENTS.COM

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTH PERIOD ENDED JUNE 30, 2000



REVENUE
	INTEREST INCOME					     1,950
	OTHER INCOME					          100


TOTAL REVENUE						       2,050

OPERATING EXPENSES
	WEB DESIGN						         4,395
	INTERNET PROMOTION				  21,766
	PROMOTION						          1,207
	TRAVEL						             4,615
	OFFICE SUPPLIES & EXPENSES
                  			     1,342
	LEGAL FEES		 	  	 		         0
	ACCOUNTING FEES					         0
	OTHER OPERATING EXPENSES			476
	BANK CHARGES						         158
TOTAL OPERATING EXPENSES 33,959

NET INCOME (LOSS)					  (31,909)

NET INCOME (LOSS) PER COMMON SHARE
                           0.00


WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	 9,861,300


See accompanying notes to Financial Statements




PROGOLFTOURNAMENTS.COM
UNAUDITED STATEMENT OF CASH FLOWS
FOR THE NINE MONTH PERIOD ENDEDING JUNE 30, 2000


CASH FLOWS FROM OPERATING ACTIVITIES

	NET INCOME (LOSS) 				                       (31,909)

ADJUSTMENTS TO RECONCILE NET (LOSS) TO
CASH FLOW FROM OPERATING ACTIVITIES

	DECREASE IN  STOCK SUBSCRIPTION RECEIVABLE     6,426
	INCREASE IN ACCOUNTS RECEIVABLE 		               (69)

	INCREASE IN LOAN RECEIVABLE              	   (65,000)
	INCREASE IN NOTES PAYABLE 		 	                24,251
	INCREASE IN OTHER ASSETS			                 (  3,325)

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES   (69,626)
CASH FLOWS FROM FINANCING ACTIVITIES		              0

NET INCREASE (DECREASE) IN CASH			            (69,626)

CASH, BEGINNING OF THE PERIOD			          	    76,578

CASH, END OF PERIOD				                         6,952







See Accompanying Notes to Financial Statements






PROGOLFTOURNAMENTS.COM

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2000



NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES


BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with US Security and Exchange Commission ("SEC") requirements. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete
financial statements.   The accompanying statements should be read in
conjunction with the audited financial statements of September 30, 1999.
In the opinion of management all adjustments (consisting only of normal recurring accruals) considered necessary in order to make the financial statements not misleading, have been included. Operating results for the period ended June 30, 2000 are not necessarily indicative of the results that may be expected for full fiscal years ending September 30. The financial statements are presented on an accrual basis.

These Financial Statements are prepared on a consolidated basis. The accounts of the subsidiary company are reflected in these Financial Statements.

All amounts are in United States dollars, except where noted.

NOTE 2 - NOTE PAYABLE

Note Payable, unsecured, due on demand,
bearing interest at 12% per annum				    24,251

Less current portion						              (24,251)

Estimated principal repayments are:

2001			                   					          24,251







	PROGOLF TOURNAMENTS.COM AND SUBSIDIARY

	(A Development Stage Enterprise)






	AUDIT REPORT

	September 30, 1999





Janet Loss, C.P.A., P.C.
Certified Public Accountant
	3525 South Tamarac Drive, Suite 120
	Denver, Colorado 80237


	PROGOLF TOURNAMENTS.COM AND SUBSIDIARY
	(A Development Stage Enterprise)

INDEX TO FINANCIAL STATEMENTS


	TABLE OF CONTENTS



ITEM	PAGE

Report of Certified Public Accountant.....................	1


Consolidated Balance Sheet, September 30, 1999 ...........	2

Consolidated Statement of
Operations, for the period September
3, 1999 through September 30, 1999 .......................	3

Consolidated Statement of Stockholders'
Equity (Deficit), from September
3, 1999 through September 30, 1999 .......................	4

Consolidated Statement of Cash Flows,
For the period from September
3, 1999 through September 30, 1999 .....................   5

Notes to Financial Statements.....................	6-7

Janet Loss, C.P.A., P.C.
Certified Public Accountant
REPORT OF INDEPENDENT AUDITOR
1780S. Belaire Suite 500
Denver, Colorado 80222
(303) 220-0227



Board of Directors
PROGOLF TOURNAMENTS.COM AND SUBSIDIARY
3266 Yonge Street, #1203
Toronto, ON M4N 3P6 Canada

Sirs:

I have audited the accompanying Balance Sheet of Progolftournaments.com (A Development Stage Enterprise) as of September 30, 1999 and the Statements of Operations, Stockholders' Equity, and Cash Flows for the period September 3, 1999 (Inception) through September 30, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

My audit was made in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that our audit provides a reasonable basis for our opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Progolftournaments.com as of September 30, 1999, and the results of its operations and changes in its cash flows for the period from September 3, 1999 (Inception) through September 30, 1999, in conformity with generally accepted accounting principles.


Janet Loss, C.P.A., P.C.
October 2, 2000

PROGOLF TOURNAMENTS.COM AND SUBSIDIARY
(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED BALANCE SHEET
September 30, 1999

ASSETS
CURRENT ASSETS:

Cash in checking					          76,578
Common Stock Subscription
Receivable							               6,426

TOTAL CURRENTS ASSETS					     83,004



TOTAL ASSETS						             83,004

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

	Accounts Payable, trade 			 	    260
STOCKHOLDERS' EQUITY:
		Common Stock, $0.001 par Value;
	50,000,000 shares 	Authorized,
	9,861,300 shares Issued and outstanding	  9,861

	Preferred Stock, $0.001 par Value;
	10,000,000 shares Authorized, none issued	      0


	Additional Paid-In capital		    	 85,080

	 (Deficit) Accumulated During the Development Stage
 			                              (12,197)

	Total Stockholders' Equity			     82,744

	TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY 83,004

The accompanying notes are an integral part of the financial statements.

PROGOLF TOURNAMENTS.COM AND SUBSIDIARY
(A Development Stage Enterprise)

CONSOLIDATED STATEMENT OF OPERATIONS

For the period from September 3, 1999 (Inception)
 Through September 30, 1999




REVENUES:							                         29


OPERATING EXPENSES:
	Organizational Expenses				           1060
	Consulting and Promotional Expense		  1466
	Legal and Accounting Expenses			      5500
Professional Fees						               4,200

	TOTAL OPERATING EXPENSES			         12,226

	NET (LOSS)					                    (12,197)

	NET (LOSS) PER
	SHARE OF COMMON STOCK			           	  (.00)

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING					                  9,861,300



The accompanying notes are an integral part of the financial statements.

PROGOLF TOURNAMENTS.COM AND SUBSIDIARY
(A Development Stage Enterprise)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

For the period from September 3, 1999 (Inception)
Through September 30, 1999


                      Common      Common   Additional  (Deficit)     Total
Stockholders
                      Stock       stock    Paid-in     Accumulated   Equity
                      Number of   amount   Capital     During the
                      Shares                           Developement
                                                       Stage


Balance
September 3, 1999     0           0        0           0             0


Shares Issued for
Cash, September
30, 1999              8861300     8,861    85080       0        93,941


Shares Issued for
Services Sept. 30,
1999                  1000000     1,000    0           0         1,000

Net Loss for the
Period ended
Sept. 30, 1999        0           0        0           (12,197) (12,197)


Balances
September 30,
1999                  9861300     9,861    85,080      (12,197)  82,744








The accompanying notes are an integral part of these financial statements

PROGOLF TOURNAMENTS.COM AND SUBSIDIARY
(A Development Stage Enterprise)Error! Bookmark not defined.

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period from September 3, 1999 (Inception)
Through September 30, 1999 Error! Bookmark not defined.


CASH FLOWS FROM OPERATING ACTIVITIES:

Net (Loss)	for the Period		                      (12,197)

ADJUSTMENTS TO RECONCILE NET (LOSS) TO
CASH FLOW FROM OPERATING ACTIVITIES:
		Increase in Common Stock
		Subscription Receivable		                       (6,426)


		Increase in accounts payable	                      260


NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES	    (18,363)

CASH FLOWS FROM FINANCING ACTIVITIES:

	Issuance of Common
	Stock						                               		     94,941

NET INCREASE IN CASH					                   	     76,578

CASH, BEGINNING OF THE PERIOD				                		    0

CASH, END OF THE PERIOD					                	     76,578



The accompanying notes are an integral part of the financial statements.

PROGOLF TOURNAMENTS.COM AND SUBSIDIARY
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS
September 30, 1999

NOTE I - ORGANIZATION AND HISTORY

Progolftournaments.com (the "Company") is a Nevada corporation and the Company has been in the development stage since its formation on September 3, 1999. The wholly owned subsidiary, PROGOLF TOURNAMENTS.COM, INC. is an Ontario-Canada Corporation incorporated September 29, 1999.

The Company's only activities have been organizational, directed at acquiring its principal assets, raising its initial capital and developing its business plan.



NOTE II - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Activities

The Company has been in the development stage since its inception. The company's activity is directed at converting a personal computer based golf game into a game that is enable to be played on the Internet. The company is also developing it's web site and developing strategic partnerships to help promote the game and website.


Revenue Recognition

The company is a development stage enterprise and accordingly has no significant operations and revenue. The company expects to generate revenue when their online golf tournament commences and will be charging a fee each time the game is played. The company will recognize revenue on the accrual basis as the service is provided.

Commitments

The company has entered into a software license agreement with Psygnosis Ltd. , the owner of the personal computer software program known as Pro 18 World Tour Golf ('the game"). The company been granted an exclusive five year contract to advertise, promote and market the internet version of the game. The company has a option to renew the contract for a further five years if Psygnosis Ltd. receives at least $5 million in royalties during the initial term. The company also the access and right of first refusal of any other games that Psygnosis Ltd. owns.

The terms of the contract require that the company develop the internet version of the game at its cost. Psygnosis Ltd. will contribute $100,000 toward the development of the software which will be considered a royalty advance. Psygnosis Ltd. will be entitled to royalties of 25% of the gross game revenues net of prize pool pay out and 12.5 % of gross advertising revenue with minimum royalty payments of $1 million per year. The company has advanced $5,000 to Psygnosis Ltd. as a royalty advance with a further $5,000 required within 30 days of the internet version becoming available on the internet. These advances will be applied against the royalties payable as the royalties become due.

Psygnosis Ltd. has also been granted an option to purchase 25% of the issued share capital of the company, calculated at 3,287,100 shares, for an aggregate price of $1. The option is effective to March 17, 2003 or two years after the date of the Initial Public Offering of the company.

Basis of Financial Statements

The financial statements reflect the assets and liabilities of PROGOLF TOURNAMENTS.COM, a Nevada Corporation, and its wholly owned subsidiary, PROGOLF TOURNAMENTS.COM, INC., an Ontario Corporation, incorporated September 3, 1999 and September 29, 1999, respectively.

These financial statements are prepared on a consolidated basis. The accounts of the subsidiary company are reflected in these financial statements. All material inter-company accounts and transactions have been eliminated.

Development Expenses

The Company expenses all costs associated with the development of the Website and Internet golf game as occurred.

Basic and Diluted Loss Per Share

Basic loss per share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share reflects the potential dilution that could occur upon exercise of options or warrants. As the Company has not issued any dilution instruments the basic and diluted loss per share amounts are the same for the period.

Financial Instruments

The carrying amounts of cash receivable and accounts payable approximate fair market value because of the short term maturity of those items.

Accounting Method

The Company records income and expenses on the accrual method.

Cash and Cash Equivalents

Cash and cash equivalents includes cash on hand and cash on deposit in financial institutions. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Income Taxes

Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the carrying amount of existing assets and liabilities for reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years that the temporary differences are expected to reverse. Valuation allowances are established until realization is assured.

No provision for income taxes has been recognized for the period ended September 30, 1999 as the Company has incurred net operating losses for income tax purposes and has no carry back potential.

Deferred tax assets of September 30, 1999 consists of:

Net operating loss carry forward         		$12,197

Less valuation allowance                			$12,197

Net deferred tax asset			                 	$     0

Organizational Costs -

Costs incurred in organizing the Company are being expensed in the period they were incurred.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses.


Exchange

The Financial statements are presented in dollar amounts based on United States Currency Exchange. All foreign translation adjustments and foreign currency gains and losses are booked at the selling rate of United States dollars by the Royal Bank of Canada on the day of the deposits.

Fiscal Year

The Company adopted a fiscal year end of September 30th.



SELECTED FINANCIAL DATA

The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements appearing elsewhere in this Prospectus.

The Statement of Operations data set forth below for the period September 3, 1999, (inception) to September 30, 1999 and the balance sheet data as at September 30, 1999 are derived from Progolftournaments.com audited financial statements; and

The Statement of Operations data for the interim period October 1, 1999 to June 30, 2000
And the balance sheet data as at June 30, 2000 are derived from Progolftournaments.com unaudited statements prepared by management and included in this S1 registration statement.

The historical results are not necessarily indicative of results to be expected for any future period.


								Unaudited
								Oct.1, 1999	    Inception to		June 30, 2000   Sept. 30, 1999

Statement of operations data:

      Net sales					                        	    00.00	    00.00

      Income (Loss) from continuing operations	  (31,909)	  (12,197)

      Income (Loss) per common share
      from continuing operations		                   0         0

Balance sheet data:

Total Assets						                              75,346	   83,004

Progolftournaments.com is in its early developmental and promotional stages. To date, its only activities have been organizational, directed at raising its initial capital and developing its concept and business plan. Progolftournaments.com has not commenced commercial operations. As a result, the selected financial data presented above bear no resemblance to the results that Progolftournaments.com expects when it begins operations. See "Risk Factors", "Description of Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations".


	MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements dated September 30, 1999 (audited) and June 30, 2000 (unaudited).

Results of Operations

During the period from September 3, 1999, (inception) through June 30, 2000, we have accomplished the following:

* 	organizational activities and preparation for registration of its securities under theSecurities Act of 1933. Progolftournaments.com received no revenues during this period.
* 	have signed a contract with the software developer, Psygnosis, Ltd. of
Liverpool, Great Britain, a subsidiary of SONY Europe, for the adaptation of its home computer game "Pro 18 World Tour Golf". Psygnosis will receive
$1.25 from each ten-dollar entry fee and 12 1/2% of gross advertising revenues.

Psygnosis, Ltd. has also agreed to accept a royalty advance of $10,000 and an option on 3,287,100 shares of Progolftournaments.com common stock. We have paid the first $5,000 and the balance of $5,000 is due and payable thirty days prior to the date that the Internet version of the golf game is available to play. We estimate that date to be January 1, 2001. The $10,000 advance royalty plus another $100,000 will be deducted from royalty payments due Psygnosis Ltd. This recovery of the first $10,000 of royalties and offset or forgiveness of the next $100,000 of royalties by Psygnosis Ltd., if and when they have occurred, could be considered their contribution toward converting the game for Internet play.
* 	entered into discussions to acquire credit card processing.  We are negotiating with several credit card processing companies. These companies charge a fee for each credit card transaction processed. We have not selected one of these companies as yet.
* 	Established our online virtual store.  Progolftournaments.com has entered into an arrangement with V-store to act as a sales agent for that concern. We receive a 15% commission on all sales. V-Store supplies the inventory, handles the shipping and all returns and customer complaints. Purchases are paid by credit card and processed by V-Store.

A copy of the contract and agreement with Psygnosis Ltd. and a copy of the contract and agreement with V-Store is included in this document as Exhibits
10.1 and  10. 2. respectively

Progolftournaments.com expects to introduce the online game one tour at a time. January 1, 2001 is the target date to have the first Internet golf game fully operational. We have not entered into any agreement for the development of the necessary software to convert the computer golf game to the Internet golf game but we expect to have a contract in place to do this in the near future.

For the current fiscal year, Progolftournaments.com anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. Progolftournaments.com anticipates that until these procedures are completed it will not generate revenues and may continue to operate at a loss thereafter, depending upon the performance of the business.

Progolftournaments.com made an arms length loan to 1381038 Ontario Inc., a company in the automotive leasing business at a interest rate of one percent per month on the unpaid balance. The purpose of the loan was to generate interest earnings on funds that might otherwise remain idle. This loan was made to an unrelated party and is completely at arms length. Since the June 30, 2000 interim financial statements partial repayment has been made. As of August 24, 2000 the outstanding balance was $25,674.

During the period from October 1, 1999 to June 30, 2000
Progolftournaments.com has increased its losses by $31,909.   The operating
deficit increased from $12,197 to $44,106. Shareholders' equity dropped from $82,744 to $50,835. Both the September, 30, 1999 audited financial statements and the June 30, 2000 interim statements are included in this Registration statement.

The following is a list of our expenses to date:

	Advance royalties to Psygnosis Ltd.			   5,000
	Website design					                      4,395
	Internet promotion					                 21,766
	Promotion						                          2,673
	Travel							                            4,615
	Office supplies, etc.					               1,342
	Professional Fees					                   9,700
	Write-off of Organizational Expenses		   1,060
	Other operating expenses				               476
	Bank Charges						                         158

Total Expenditures to date		        			$ 51,185


Liquidity and Capital Resources

Progolftournaments.com remains in the development stage and since inception has experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently, our balance sheet as of September 30, 1999 reflects total assets of $ 83,004 in the form of cash, subscriptions receivable and capitalized organizational costs. Our unaudited balance sheet as of June 30, 2000 reflects total assets of $75,346.

The following is management's estimate of costs that will be incurred to set up facilities and be ready to commence tournament play by January 1, 2001:

1) conversion of computer game to Internet game				               $150,000
2) lease deposits and six months office lease payments              37,500
3) office furniture, equipment and supplies				                     55,000
4) computer equipment and software						                            75,000
5) recruiting costs and six months salaries and benefits		         104,000
6) advertising						                                           			 100,000
7) travel and expense					                                     			  35,000
8) contingencies								                                            50,000
	9) working capital							                                         300,000

Total estimated expenses				                              		      $906,500

Some expenses relating to the commencement or roll out of tournament play cannot be accurately estimated at this time. These include:
* License fees to the various golf courses;
* Costs of digitizing each course for conversion to the Internet;
* Costs of integrating each new course into the Online golf game;
* License fees to the various tours and special events; and
* Increases in wed hosting charges.

Progolftournaments.com has no revenues and will not have any have any revenues until the game is on the Internet and available to play. The anticipated expenses of $906,500 will contribute that same amount to the losses of the Company.

Management is currently looking for the capital to complete our business plan. Negotiations and exploration are continuing. We have received no commitments as yet.

Progolftournaments.com expects to carry out its plan of business as discussed above. In addition, we may engage in a combination with another business. Progolftournaments.com cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of that entity. Progolftournaments.com has not engaged in discussions concerning potential business combinations.

Progolftournaments.com will need additional capital to carry out its business plan or to engage in a business combination. No commitments to provide additional funds have been made by management or other shareholders. We cannot assure you that any additional funds will be available on acceptable terms or at all. Progolftournaments.com has no commitments for capital expenditures other than the costs to convert the Pygnosis computer game for use on the Internet.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Janet Loss, C.P.A., P.C. has served as Progolftournaments.com independent auditor since inception, and Progolftournaments.com has not had any dispute with Janet Loss C.P.A., P.C. over accounting or financial disclosure.


DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each director and executive officer of Progolftournaments.com:

Name					         		  Age			            Position
Howard I. Klein					  43		             	President,Secretary,
		                                     	Director

Michael R. Levine					52			             Vice President,
                                        Director

Sandy Winick					     41             			Treasurer,
                                        Director

Howard I. Klein became Progolftournaments.com President, Secretary and Director in September, 1999. For the past twenty years, in fact all of his adult working life, Mr. Klein has been involved with the printing and graphics industry, beginning as the proprietor of a Minuteman Press franchise in 1979. Mr. Klein has recently sold his interest and resigned his position as CEO and Managing Partner of Kleinbar Graphics, Inc. of Markham, Ontario. He is currently the print buyer for Dupleum Corp. Mr. Klein holds C.G.A.E. certification from Northwestern University, Evanston, IL in the fields of Production, Financial and Sales Management.

Michael R. Levine became Progolftournaments.com Vice-President and Director in September, 1999. Mr. Levine is currently the Co-founder and President of Danbury Financial Corp., an asset based lender specializing in short term loans on machinery, equipment and rolling stock. From 1985 through 1999 Mr. Levine served as President of Upper Canada Equity Development, Inc. He received a BSc degree from Sir George Williams University, Montreal, Quebec; MBA from
University of Western Ontario, London, Ontario and received the designation of Certified General Accountant in 1986.

Sandy Winick became Progolftournaments.com Treasurer and Director in September, 1999. He is currently Vice-President of Danbury Financial Corp., providing liaison with clients, negotiation of funding agreements, creating new business and monitoring that company's entire loan portfolio. For the two-year period, 1997 to 1999, Mr. Winick served as CEO of Millenia Corporation; a US publicly traded company. His duties there, in addition to day-to-day administration, included funding, acquisition and consolidation of several businesses and completing a reverse takeover with a private company. Previous activities include serving as an independent financial consultant with Madison Consulting Group from 1992 through 1996; President and CEO of Naturally Niagara Inc., a full service beverage manufacturer and distributor from 1991 to 1992 and from 1989 to 1991, President of Payless Furniture, a thirteen-unit chain of furniture stores. Mr. Winick is the originator of the Progolftournaments.com online Internet golf game.

The directors named above will serve until the first annual meeting of Progolftournaments.com shareholders. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. No employment agreements currently exist or are contemplated. There is no arrangement or understanding between the directors and officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

None of the directors and officers has any arrangements with each other regarding serving on the board. They are personal and business acquaintances and all share an avid interest in golf.

The directors and officers of Progolftournaments.com will devote their time to Progolftournaments.com affairs on an "as needed" basis. As a result, the actual amount of time, which they will devote to Progolftournaments.com is unknown and is likely to vary substantially from month to month.


EXECUTIVE COMPENSATION

No officer or director has received any remuneration from Progolftournaments.com. Although there is no current plan in existence, it is possible that Progolftournaments.com will adopt a plan to pay or accrue compensation to its Directors and Officers for services related to the implementation of the concept and business plan.
Progolftournaments.com has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. The Company does not have a policy established for non-cash remuneration or reimbursement for Directors and Officers.

Progolftournaments.com has no employment contract or compensatory plan or arrangement with any executive officer. The directors currently do not receive any cash compensation from Progolftournaments.com for their service as members of the board of directors. There is no compensation committee and no compensation policies have been adopted. See "Certain Relationships and Related Transactions."


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of June 30, 2000, Progolftournaments.com outstanding common stock owned of record or beneficially by each executive officer and director and by each person who owned of record, or was known by Progolftournaments.com to own beneficially, more than 5% of the Company's common stock and the shareholdings of all executive officers as a group.

Class	    Name and Address		      Shares Owned  Percentage of Class

Common	   Howard I. Klein			      901,000			    9.14
		        6844 Johnson Wagon Crescent
		        Mississauga, ON L5W 1B1

Common		  Michael R. Levine		     -0-	          -0-
			       63 St. Clair Avenue, West
			       Suite 1704
			       Toronto, ON M4V 2Y9

Common  		Sandy Winick**	         1,475,000     14.96
     			  6021 Yonge Street
			       Suite 212
			       Toronto, ON M2M 3W2

Common		  Mary McGowan*	          2,700,000     27.38
			       1839 Walkers Point Road
			       Gravenhurst, ON P1P 1R3

Common		  Lynn Stewart            1,000,000		   10.14
			       RR #2
			       Mount Forrest,
          ON N0G 2L2

All Officers and Directors
                as a group        2,376,000		   24.10

* Mary McGowan is a close associate of Mr. Levine. Ms McGowan has her own independent means and both deny any beneficial ownership of her shares by Mr. Levine.

** Includes 475,000 shares owned by Jodi Winick, wife of Sandy Winick and which may be considered to be beneficially owned.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No director, executive officer or nominee for election as a director of Progolftournaments.com and no owner of five percent or more of the outstanding shares or any member of their immediate family has entered into or has proposed any transaction in which the amount involved exceeds $10,000.00. Mr. Levine and Mr. Winick are both involved in Danbury Financial Corp., a company having no direct or indirect affiliation with Progolftournaments.com.

Mr. Winick could be considered a promoter of Progolftournaments.com. He exchanged the business concept of the Internet golf tournaments and an initial business plan for 1,000,000 shares of common stock at a deemed price of $1,000 or $0.001 per share. Mr. Winick's costs are difficult to determine. Time spent developing the idea and the business plan at any reasonable rate would exceed the deemed price. If Progolftournaments.com succeeds in implementing its business plan, it is not inconceivable that one or all of the above-mentioned individuals could become its full-time employees and executives.


DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Bylaws of Progolftournaments.com provide that the Company will, absence a finding of negligence or misconduct in the performance of duty, indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits or proceedings against them on account of their being or having been directors or officers of Progolftournaments.com. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors officers or persons controlling Progolftournaments.com and pursuant to the forgoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


PART II

INFORMATION NOT REQUIRED IN Prospectus

Item 13.	Other Expenses of Issuance and Distribution.

The securities are being registered for the account of selling shareholders, and all of the following expenses will be borne by such shareholders. The amounts set forth are estimates except for the SEC registration fee:


SEC registration fee                            $     	     35

            Printing and engraving expenses                   5,000

Attorneys' fees and expenses                                  9,000

Accountants' fees and expenses                                1,500

Transfer agent's and registrar's fees and expenses              500

Miscellaneous                                                   965

Total                                          	$            17,000


Item 14.		Indemnification of Directors and Officers.

Pursuant to Nevada law, a corporation may indemnify a person who is a party or threatened to be made a party to an action, suit or proceeding by reason of the fact that he or she is an officer, director, employee or agent of the corporation, against such person's costs and expenses incurred in connection with such action so long as he or she has acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in the case of criminal actions, had no reasonable cause to believe his or her conduct was unlawful. Nevada law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

The bylaws of Progolftournaments.com, filed as Exhibit 3.2, provide that Progolftournaments.com will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Progolftournaments.com, absent a finding of negligence or misconduct in office. The Company's Bylaws also permit Progolftournaments.com to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Progolftournaments.com has the power to indemnify such person against liability for any of those acts.


Item 15.		Recent Sales of Unregistered Securities.

Set forth below is information regarding the issuance and sales of The Company's securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

(a) 	On September 3, 1999, Progolftournaments.com issued 1,000,000 shares of common stock to an officer and director in exchange for his development of the concept and business plan and his assigning of all of his proprietary rights to those two items. The issuance of the shares was exempt from registration under Regulation S of the Securities Act of 1933

(b)	On September 30, 1999, Progolftournaments.com issued a total of
8,861,300 shares of common stock to shareholders, in addition to the issuance for the concept and preliminary business plan. Total consideration for these shares was $ 83,004. The Company's shares were valued from $
0.001 per share to $ 0.50 per share. The issuance of these shares was exempt from registration under Regulation S of the Securities Act.

Name				                         Number of Shares

731149 Ontario Limited				       1,000
Bernie Anderson					             2,680
Robert Baron				 		                268
Baroness Investments Limited			  1,000
Building Supplies International 	  200
C.A.P.S Consulting					            200
William Davies					                200
Deep Water Investment Inc.			  475,000
Geoffrey Earle		               	   200
Jan Francis			               		    500
Mark Francis						                 500
Jeffrey Goldberg					              500
Maggie Goldberg					               500
Debbie Green					              475,200
Robert Hashimoto				               200
David Hume						                   600
H. Davidson Construction Inc.  475,000
Marcia Klein			 		                 200
Myer Klein						                   200
Raymond Teaitch 					              400
Tilley Levine					               2,000
Joy Lipson 		                      600
Marcia Lipson	                     600
Magnum Holdings, Ltd.	         476,000
Miriam Manzo			                    200
Jack Martino					                  200
Sasha Mazzuca	                     200
Stefan Mazzuca		                   200
Carolyn McGowan	               400,300
Jennifer McGowan	              400,368
Lydia McGowan	                     500
Mary McGowan 	               2,700,000
Robert McGowan 	                   300
Thomas McGowan			                  500
Elizabeth McLeod 		              9,384
Lynn Stewart					            1,000,000
Monica Murad					                1,000
Theodore Nemetz				                500
Ron Pearlman 					             475,000
Resource Financial Corporation	    200
John Rosenthal				                 600
Brian Ross				                     500
Sheryl Ross					                   500
Charles Sciberras				          476,000
Doris Sciberras				                200
Jeffrey Sciberras			               200
Joseph Sciberras			                200
Peter Scibarras			                 200
Derek Tennant				                1,200
Kelly Ticknor				                  600
Cynthia Vella-Zarb	                200
Pierre Vella-Zarb			               200
Rhona Vinokur			                   500
Avital Weber	 				                 400
Diane Winick				                   600
Mark Zaretsky					                 600


Item 16.		Exhibits.

Exhibit		Name					Page

  3.1		Articles of Incorporation*
  3.2 		Bylaws*
  5.1            Opinion re: Legality*
  23.1		Consent of Independent Auditors
  23.2		Consent of Counsel (see Exhibit 5.1)*
  27.1		Financial Data Schedule
  10.1		Psygnosis Ltd. Contract*
  10.2		V-Store Agreement*

* Previously submitted

Financial Statement Schedules

As of September 30, 1999, Progolftournaments.com:
* 	has no valuation or qualifying accounts
* 	does not have a substantial portion of its business devoted to acquiring and holding for investment real estate or interests therein
* 	has one subsidiary
* 	has no investments in mortgage loans on real estate.


Item 17.	Undertakings.

The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by section 10(a)(3) of the
Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities
Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province
of Ontario, Canada, on    October 2, 2000.

PROGOLFTOURNAMENTS.COM


/s/ Howard I. Klein
By Howard I. Klein, its President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

s/s Howard I. Klein	President, Secretary and Director	Date:  10/02/00
Howard I. Klein

s/s Michael R. Levine	Vice President and Director	Date:  10/02/00
Michael R. Levine

s/s Sandy Winick		Treasurer and Director	Date:  10/02/00
Sandy Winick





EXHIBIT 23.1




CONSENT OF INDEPENDENT AUDITOR


 Janet Loss, C.P.A., P.C.
Certified Public Accountant
1780 South Bellaire
Suite 500
Denver, CO 80222


The Board of Directors
Progolftournaments.com
63 St. Clair Avenue, West
Suite 1704
Toronto, Ontario M4V 2Y9
Canada

Dear Sirs:

As an independent Certified Public Accountant we hereby consent to the incorporation in this registration statement of our report dated October 2, 2000 included in the Progolftournament.com Form S-1 amendment dated October 3, 2000 and to all references to our firm included in this registration statement.


Yours Truly,

/S/ Janet Loss, C.P.A., P.C.
Janet Loss, C.P.A., P.C.

October 3, 2000

PROGOLFTOURNAMENTS.COM
3266 Yonge Street, suite 1203
Toronto, ON M4N 3P6
(416) 962-4508


October 3, 2000


United States Securities and Exchange Commission
Division of Corporate Finance
Washington, DC 20549

File No. 333-93521

Attention: Ms. Nicole Maddrey


Ladies and Gentlemen:

This letter is in response to your comment letter dated September 29, 2000 on our Company's amended S-1 registration statement, filed August 28, 2000.

We are simultaneously filing plain and marked hard copies of the amended filing and plain and marked copies via EDGAR. This response to comments letter, any undertakings and all other supplemental information requested by you will be included with the filings by both methods.

1. We note your comment and are including a letter of request for acceleration with this filing via EDGAR with a copy under separate cover directly to you.

Selling Shareholders

2. Sentence eliminated as per comment.

Plan of Distribution

3. Revision made

Financial Statements as of June 30, 2000.

4. Revisions made.

Financial Statements as of September 30, 1999

5. We have made many changes to the footnotes of the September 30, 1999 statements. However, there were no transactions with anyone as of September 30, 1999. Undoubtedly our auditor will deal thoroughly with these items in our next audited statements for our current year ending September 30, 2000.

Development Stage Activities

6. Revisions made.

Revenue Recognition

7. Disclosure is revised

Consent of Independent Auditor

8. Appropriate changes have been made to the consent and to the Independent Auditor's report.

Results of Operations

9. Appropriate Changes have been made throughout the document.

10. Revisions have been made to comply with this comment.

11. This comment is noted and complied with. Please see Comment and response #9.

Please find a copy of our request for acceleration which follows this letter.

Thank you.

Yours Truly


Progolftournaments.com

/S/ Michael Levine
     Michael Levine, Vice President

Progolftournaments.com
63 St. Clair Avenue, West
Suite 1702
Toronto, ON M4V 2Y9 Canada

									October 3, 2000
United States Securities and Exchange Commission
Division of Corporate Finance
Washington, DC 20549

Re:	Request for acceleration of the effective date of the Form S1 of
Progolftournaments.com.

Ladies and Gentlemen:

Pursuant to the requirements of Section 8(a) of the Securities Act the undersigned hereby requests that the Form S 1 Registration Statement of Progolftournaments.com be declared effective at 5:00 PM Eastern Daylight Time on October 11, 2000 or on such earlier or later date as the Commission, acting pursuant to this Section 8(a), shall determine.

Yours Truly,

Progolftournaments.com

/S/ Sandy Winick
      Sandy Winick, Chairman of the Board

EXHIBIT 27. 1

FINANCIAL DATA SCHEDULE